UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 1, 2008
 Date of Report (Date of earliest event reported)

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of principal executive offices, including zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (a) - (c)  N/A.

        (d)  On January 1, 2008, Louise L. McCormick accepted the invitation to join the Board of Directors of Heska Corporation (the “Company”). Ms. McCormick will serve as a Class II director whose term will expire at our 2008 Annual Meeting of Stockholders (or until her successor is elected and qualified, or until her earlier death, resignation or removal). The Company anticipates Ms. McCormick will stand for re-election at our 2008 Annual Meeting of Stockholders.

               Ms. McCormick was automatically granted an option to purchase 45,268 shares of our common stock in connection with her appointment. The exercise price of the option is the closing market price of our common stock on January 1, 2008. The option is subject to vesting over a period of four years in equal annual installments commencing on the date of grant, subject to Ms. McCormick’s continued service to the Company through the vesting dates. The option is immediately exercisable, but if “early exercised”, unvested shares shall remain subject to the Company’s right of repurchase at the exercise price upon termination of service prior to the fourth anniversary of the date of grant. Ms. McCormick will also be entitled to receive standard non-employee director compensation as set forth in our Director Compensation Policy as previously described in our 2007 proxy statement filed with the Securities and Exchange Commission on April 3, 2007.

        (e)  On January 4, 2008, we amended each of our executive officer’s employment agreements to ensure that the good reason termination provisions in each of their agreements are in compliance with the published requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder. The amendments provide us with a 30-day opportunity to cure any event that would enable any of them to terminate their employment agreements for good reason and demand the payment of any severance following such termination as provided in the agreements. The amendments also require each of them to provide notice to us of the event giving rise to their right to terminate their respective agreements within 90 days of the applicable event. The employment agreements otherwise remain in full force and effect as written.

        (f)  N/A.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: January 7, 2008	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President, Chief Financial Officer